                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  Keane, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                  Keane, Inc.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                  KEANE, INC.
                                Ten City Square
                          Boston, Massachusetts 02129

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        To Be Held On December 2, 1999

                               ----------------

  A Special Meeting of Stockholders of Keane, Inc. (the "Company") will be held on Thursday, December 2, 1999 at 4:30 p.m., Boston Time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, to consider and act upon the following matters:

    1. To approve an amendment to the Company's 1998 Stock Incentive Plan to increase the number of shares of the Company's Common Stock authorized for issuance thereunder from 2,000,000 to 7,000,000; and

    2. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

  Stockholders of record at the close of business on October 22, 1999 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

  All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors

                                          Norman B. Asher, Clerk

Boston, Massachusetts
October 29, 1999

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                  KEANE, INC.
                                Ten City Square
                          Boston, Massachusetts 02129

                               ----------------

              PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
                        To Be Held On December 2, 1999

                               ----------------

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Keane, Inc. ("Keane" or the "Company") for use at a Special Meeting of Stockholders to be held on December 2, 1999, and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Clerk of the Company or by voting in person at the Special Meeting.

  The Board of Directors has fixed October 22, 1999 as the record date for determining stockholders who are entitled to vote at the meeting. At the close of business on October 22, 1999, there were outstanding and entitled to vote 71,555,266 shares of Common Stock of the Company, $.10 par value per share ("Common Stock"), and 285,163 shares of Class B Common Stock of the Company, $.10 par value per share ("Class B Common Stock"). Each share of Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to ten votes.

  The Notice of Meeting, this Proxy Statement and the enclosed proxy are first being sent or given to stockholders on or about October 29, 1999.

  As used in this Proxy Statement, the terms "Keane" and the "Company" refer to Keane, Inc. and its wholly-owned and majority-owned subsidiaries, unless the context otherwise requires.

Stock Ownership of Certain Beneficial Owners and Management

  The following table sets forth, as of September 30, 1999 (or such other date as is set forth in the footnotes below), the beneficial ownership of the Company's outstanding Common Stock and Class B Common Stock of (i) each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock and Class B Common Stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table under the heading "Executive Compensation" below, and (iv) all current directors and executive officers as a group:

                  Amount and Nature of Beneficial Ownership(1)

                                                  Shares  Percentage
                                       Percentage   of    of Class B
                            Shares of  of Common  Class B   Common   Percentage
Name and Address of           Common   Stock Out- Common  Stock Out-  of Total
Beneficial Owner              Stock     standing   Stock   standing    Votes
-------------------         ---------- ---------- ------- ---------- ----------
John F. Keane(2)........... 11,463,031    16.1%   267,800    93.9%      19.1%
 c/o Keane, Inc.
 Ten City Square
 Boston, MA 02129

Marilyn T. Keane(3)........ 11,463,031    16.1%   267,800    93.9%      19.1%
 c/o Keane, Inc.
 Ten City Square
 Boston, MA 02129
Edward Longo(4)............    110,042       *        --      --           *
 c/o Renaissance
 189 Wells Avenue
 Newton, MA 02459

Raymond W. Paris(5)........    270,381       *        --      --           *
 c/o Keane, Inc.
 Ten City Square
 Boston, MA 02129

John Francis Keane
Irrevocable Children's
Trusts;
John K. and Marilyn T.
Keane 1997
Children's Trusts(6).......  3,704,143     5.2%   144,665    50.7%       6.9%
 c/o Keane, Inc.
 Ten City Square
 Boston, MA 02129

Brian T. Keane(7)..........  1,415,282     2.0%    48,221    16.9%       2.6%
 c/o Keane, Inc.
 Ten City Square
 Boston, MA 02129

John F. Keane, Jr.(8)......  1,292,609     1.8%    48,221    16.9%       2.4%
 c/o Keane, Inc.
 Ten City Square
 Boston, MA 02129

John F. Rockart............     41,149       *        --      --           *
 c/o Keane, Inc.
 Ten City Square
 Boston, MA 02129

Robert A. Shafto...........     12,000       *        --      --           *
 c/o Keane, Inc.
 Ten City Square
 Boston, MA 02129

                                                 Shares  Percentage
                                      Percentage   of    of Class B
                           Shares of  of Common  Class B   Common   Percentage
Name and Address of          Common   Stock Out- Common  Stock Out-  of Total
Beneficial Owner             Stock     standing   Stock   standing    Votes
-------------------        ---------- ---------- ------- ---------- ----------
Philip J. Harkins.........      9,900       *        --      --           *
 c/o Keane, Inc.
 Ten City Square
 Boston, MA 02129

Winston Hindle............     14,000       *        --      --           *
 c/o Keane, Inc.
 Ten City Square
 Boston, MA 02129

All directors and
 executive officers as a
 group (11 persons) (9)... 12,598,916    17.6%   272,463    95.5%      20.6%

--------
 * Less than 1% of outstanding stock of the respective class, or less than 1% of aggregate voting power, as the case may be. Except as otherwise indicated, each individual or entity has sole voting and investment power with respect to the shares of Common Stock and Class B Common Stock listed.
(1) The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the Securities and Exchange Commission ("SEC") and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of September 30, 1999 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.
(2) Includes (i) 3,086,747 shares of Common Stock held of record by John F. Keane and his wife, Marilyn T. Keane, as trustees of the John F. Keane Qualified Annuity Trust, of which John F. Keane is the beneficiary, (ii) 3,086,747 shares of Common Stock held of record by John F. Keane and Marilyn T. Keane, as trustees of the Marilyn T. Keane Qualified Annuity Trust, of which Marilyn T. Keane is the beneficiary, (iii) 613,636 shares of Common Stock held of record by Marilyn T. Keane, and (iv) 3,524,000 shares of Common Stock and 140,000 shares of Class B Common Stock held of record by Marilyn T. Keane and one other individual as trustees of three trusts of which John and Marilyn Keane's adult children are the beneficiaries. With regard to the children's trusts shares, Marilyn T. Keane and the other trustee have sole voting and investment power, but disclaim any beneficial interest in such shares. John F. Keane disclaims beneficial ownership of the shares specified in clauses (ii), (iii) and
    (iv) above.
(3) Includes (i) 3,086,747 shares of Common Stock held of record by Marilyn T. Keane and her husband, John F. Keane, as trustees of the John F. Keane Qualified Annuity Trust, of which John F. Keane is a beneficiary, (ii) 3,086,747 shares of Common Stock held of record by Marilyn T. Keane and John F. Keane, as trustees of the Marilyn T. Keane Qualified Annuity Trust, of which Marilyn T. Keane is a beneficiary, (iii) 1,159,981 shares of Common Stock and 127,800 shares of Class B Common Stock held of record by John F. Keane, and (iv) 3,524,000 shares of Common Stock and 140,000 shares of Class B Common Stock held of record by Marilyn T. Keane and one other individual as trustees of three trusts of which John and Marilyn Keane's adult children are the beneficiaries. With regard to the children's trusts shares, Marilyn T. Keane and the other trustee have sole voting and investment power, but disclaim any beneficial interest in such shares. Marilyn T. Keane disclaims beneficial ownership of the shares specified in clauses (i), (iii) and (iv) above.
(4) Mr. Longo ceased to serve as an executive officer of the Company on July 16, 1999.
(5) Includes options to purchase, within 60 days following September 30, 1999, 53,254 shares of Common Stock held by Mr. Paris.
(6) Marilyn T. Keane and one other trustee hold sole voting and investment power with respect to the shares held by the John Francis Keane Irrevocable Children's Trusts, but disclaim any beneficial interest therein. Brian T. Keane and one other trustee hold sole voting and investment power with respect to the shares held by the John F. and Marilyn T. Keane 1997 Children's Trust for Benefit of Victoire K. Lang, the sister of Messrs. Brian Keane and John F. Keane, Jr., but disclaim any beneficial interest therein. John F. Keane, Jr. and one other trustee hold sole voting and investment power with respect to the shares held by the John F. and Marilyn T. Keane 1997 Children's Trust for Benefit of Brian T. Keane, but disclaim any beneficial interest therein.
(7) Includes (i) options to purchase, within 60 days following September 30, 1999, 44,168 shares of Common Stock held by Mr. Brian Keane, (ii) 1,137,330 shares of Common Stock and 46,666 shares of Class B Common Stock held by the John Francis Keane Irrevocable

    Trust for Benefit of Brian T. Keane, of which Mr. Brian Keane is the beneficiary, and (iii) 105,381 shares of Common Stock and 1,555 shares of Class B Common Stock held by the John F. and Marilyn T. Keane 1997 Children's Trust for Benefit of Brian T. Keane, of which Mr. Brian Keane is the beneficiary.
(8) Includes options to purchase, within 60 days following September 30, 1999, 24,562 shares of Common Stock held by Mr. John F. Keane, Jr., (ii) 1,193,330 shares of Common Stock and 46,666 shares of Class B Common Stock held by the John Francis Keane Irrevocable Trust for Benefit of Mr. John
    F. Keane, Jr., of which Mr. John F. Keane, Jr. is the beneficiary, and
    (iii) 49,381 shares of Common Stock and 1,555 shares of Class B Common Stock held by the John F. and Marilyn T. Keane 1997 Children's Trust for Benefit of John F. Keane, Jr., of which Mr. John F. Keane, Jr. is the beneficiary.
(9) Includes options to purchase, within 60 days following September 30, 1999, 145,193 shares of Common Stock held by all directors and executive officers as a group.

Votes Required

  The holders of a majority of the aggregate voting power represented by the shares of Common Stock and Class B Common Stock, issued and outstanding and entitled to vote at the meeting, together as a single class, shall constitute a quorum for transacting business at the meeting. The shares of Common Stock and Class B Common Stock present in person or represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the meeting, regardless of how or whether such shares are voted on any specific proposal.

  The affirmative vote of the holders of a majority of the aggregate voting power represented by the shares of Common Stock and Class B Common Stock, voting together as a single class, present or represented at the meeting is required for the proposed amendment to the 1998 Stock Incentive Plan (the "1998 Plan") to be submitted to the stockholders at the meeting.

  In determining whether the proposal to approve the amendment to the 1998 Plan has received the requested number of votes, abstentions will be treated as shares present and represented, while votes withheld by nominee recordholders who did not receive specific instructions from the beneficial owners of such shares (so called "broker non-votes") will not be treated as shares present or represented.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table sets forth certain information with respect to the annual and long-term compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for the three years ended December 31, 1998 (such executive officers are sometimes collectively referred to herein as the "named executive officers"):

                          SUMMARY COMPENSATION TABLE

                                  Annual Compensation          Long-Term Compensation
                              ---------------------------- -------------------------------
                                                                   Awards          Payouts
                                                           ----------------------- -------
                                                                       Number of
                                                           Restricted  Securities
        Name and                              Other Annual   Stock     Underlying   LTIP    All Other
       Principal              Salary   Bonus  Compensation   Awards   Options/SARs Payouts Compensation
        Position         Year   ($)     ($)       ($)        ($)(1)       (1)        ($)      ($)(2)
       ---------         ---- ------- ------- ------------ ---------- ------------ ------- ------------
John F. Keane            1998 428,961     --      --          --            --       --       2,000
 President and Chief     1997 390,446     --      --          --            --       --       2,000
 Executive Officer       1996 363,850     --      --          --            --       --         750

Edward Longo(3)          1998 347,934 141,700     --          --         20,000      --       2,000
 Senior Vice President-- 1997 300,039  75,000     --          --         16,000      --       2,000
 Information Services    1996 283,988  62,500     --          --         32,000      --         750
 Division

Brian T. Keane           1998 308,472 105,000     --          --         30,000      --       2,000
 Executive Vice          1997 210,758  60,000     --          --         10,000      --       2,000
 President; member of    1996 180,488  50,000     --          --         20,000      --         750
 the Office of the
 President

John F. Keane, Jr        1998 308,472 105,000     --          --         30,000      --       1,412
 Executive Vice          1997 209,598  60,000     --          --         10,000      --         --
 President; member of    1996 170,011  57,939     --          --         20,000      --         --
 the Office of the
 President

Raymond W. Paris         1998 255,790  80,000     --          --          5,000      --       2,000
 Vice President--        1997 237,052  25,000     --          --          8,000      --       2,000
 Healthcare Services     1996 223,369     --      --          --         20,000      --         750
 Division

--------
(1) Options become exercisable in three/four equal installments commencing on the first/second anniversary of the date of grant.
(2) "All Other Compensation" consists of contributions to the Company's 401(k) Plan on behalf of each of the named executive officers.
(3) Mr. Longo ceased serve as an executive office of the Company on July 16, 1999.

Option Grants During 1998

  The following table sets forth the number of shares of the Company's Common Stock underlying options granted, the exercise price per share and the expiration date of all options granted to each of the named executive officers during 1998:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                       Individual Grants
                         ----------------------------------------------
                                                                        Potential Realizable
                                      Percent                             Value at Assumed
                         Number of    of Total                          Annual Rates of Stock
                         Securities Options/SARs Exercise or             Price Appreciation
                         Underlying  Granted to  Base Price              for Option Term(2)
                          Options   Employees in  Per Share  Expiration ----------------------
Executive Officer        Granted(1) Fiscal Year     $/Sh        Date                10% ($)
-----------------        ---------- ------------ ----------- ----------   5% ($)   -----------
John F. Keane...........      --         --           --          --           --         --
Edward Longo(3).........   20,000       2.02%       38.38     1/16/03      212,000    468,600
Brian T. Keane..........   30,000       3.03%       38.38     1/16/03      318,000    702,900
John F. Keane, Jr. .....   30,000       3.03%       38.38     1/16/03      318,000    702,900
Raymond W. Paris........    5,000         .5%       38.38     1/16/03       53,000    117,150

--------
(1) Options become exercisable in four equal installments commencing on the first anniversary of the date of grant.
(2) Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option terms. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised.
(3) Mr. Longo ceased to serve as an executive officer of the Company on July 16, 1999.

Option Exercises During 1998 and Year End Option Values

  The following table sets forth the aggregate dollar value of all options exercised and the total number of unexercised options held, on December 31, 1998, by each of the named executive officers:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                        Number of Securities Underlying     Value of Unexercised
                                                           Unexercised Options/SARs       In-The-Money Options/SARs
                            Number of                         at Fiscal Year End           at Fiscal Year End ($)
                         Shares Acquired     Value      ------------------------------- -----------------------------
Executive Officer          on Exercise   Realized($)(1)                                 Exercisable/Unexerciseable(2)
-----------------        --------------- --------------   Exercisable/Unexerciseable    -----------------------------
John F. Keane...........        --               --                  --/--                          --/--
Edward Longo(3).........     34,668        1,654,256                 --/81,332                      --/1,987,288
Briane T. Keane.........     45,000        2,124,900             35,001/59,999               1,219,284/979,766
John F. Keane, Jr.......     19,716          930,794                 --/60,392                      --/993,423
Raymond W. Paris........     54,000        2,533,140             30,668/38,332               1,060,312/1,076,328

--------
(1) Value is calculated based on the difference between the option exercise price and the closing market price of the Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.
(2) The closing price for the Company's Common Stock as reported by the American Stock Exchange on December 31, 1998 (the last day of trading in
    1998) was $39.94. Value is calculated on the basis of the difference between the option exercise price and $39.94, multiplied by the number of shares of Common Stock underlying the option.
(3) Mr. Longo ceased to serve as an executive officer of the Company on July 16, 1999.

Executive Employment Agreement

  The Company is a party to an agreement with John Leahy relating to Mr. Leahy's employment as the Company's Senior Vice President and Chief Financial Officer. Pursuant to the agreement, Mr. Leahy is entitled to an annual salary of $300,000. The agreement also provides for the participation of Mr. Leahy in the Company's Senior Management Bonus Plan, at a level of up to 35% of Mr. Leahy's salary based upon achievement of established annual criteria, and the grant to Mr. Leahy of options to purchase 45,000 shares of the Company's common stock under the 1998 Plan. Under the agreement, if the Company terminates Mr. Leahy's employment during his first year of employment other than "for cause," the Company must pay Mr. Leahy one year's salary on termination.

Directors' Compensation

  Compensation of the Company's non-employee directors currently consists of an annual director's fee of $4,000 plus $1,000 and expenses for each meeting of the Board of Directors attended. Directors who are officers or employees of the Company do not receive any additional compensation for their services as directors.

              APPROVAL OF AMENDMENT TO 1998 STOCK INCENTIVE PLAN

  On October 21, 1999, the Board of Directors adopted resolutions, subject to stockholder approval, to approve an amendment (the "1998 Plan Amendment") to the Company's 1998 Stock Incentive Plan (the "1998 Plan") to increase the number of shares of Common Stock authorized for issuance thereunder from 2,000,000 to 7,000,000. The Board adopted the 1998 Plan Amendment because the number of shares currently available under the 1998 Plan is insufficient to satisfy the Company's anticipated incentive compensation needs for current and future employees. The Board of Directors believes that grants of stock options under the 1998 Plan have been and will continue to be an important element in attracting and retaining key employees who are expected to contribute to the Company's growth and success. If the Plan Amendment is approved, the Company will have additional authorized shares of Common Stock available for future grants, including grants in connection with any acquisitions by the Company.

  As of September 30, 1999, 59,517 shares were available for issuance under the 1998 Plan.

  THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE 1998 PLAN AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

Summary of the 1998 Plan

  The following is a brief summary of the 1998 Plan:

 Description of Awards

  The 1998 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code (the "Code"), nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights (collectively "Awards"). Generally, Awards under the 1998 Plan are not assignable or transferable except by will or the laws of descent and distribution and, in the case of nonstatutory options, pursuant to a qualified domestic relations order (as defined in the Code).

  Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Subject to the limitations described below, options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of all classes of stock of the Company). Options may not be granted for a term in excess of ten years (five years in the case of incentive stock options granted to optionees holding more than 10% of the voting power of all classes of stock of the Company). The 1998 Plan permits the administrator to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any other lawful means. Under the 1998 Plan, the Board of Directors is prohibited from repricing outstanding options.

  Restricted Stock Awards. Restricted Stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

  Other Stock-Based Awards. Under the 1998 Plan, the Board of Directors has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

 Eligibility to Receive Awards

  Officers, employees, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 1998 Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which Awards may be granted to any participant under the 1998 Plan may not exceed 350,000 shares per calendar year.

  As of September 30, 1999, approximately 9,022 persons were eligible to receive Awards under the 1998 Plan, including the Company's seven executive officers and four non-employee directors. The granting of Awards under the 1998 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

  On September 30, 1999, the last reported sale price of the Company Common Stock on the American Stock Exchange was $22.81.

 Administration

  The 1998 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 1998 Plan and to interpret the provisions of the 1998 Plan. Pursuant to the terms of the 1998 Plan, the Board of Directors may delegate authority under the 1998 Plan to one or more committees of the Board, and subject to certain limitations, to one or more executive officers of the Company. Subject to any applicable limitations contained in the 1998 Plan, the Board of Directors, or any committee or executive officer to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines the terms of each Award, including (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

  The Board of Directors may, in its sole discretion, include additional provisions in any Award granted or made under the 1998 Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to Optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors, so long as not inconsistent with the 1998 Plan or applicable law. The Board of Directors may also, in its sole discretion, accelerate or extend the date or dates on which all or any particular option or options granted under the 1998 Plan may be exercised.

  The Board of Directors is required to make appropriate adjustments in connection with the 1998 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other Acquisition Event (as defined in the 1998 Plan), the Board of Directors is authorized to provide for outstanding options or other stock-based Awards to be assumed or substituted for, to accelerate the Awards to make them fully exercisable prior to consummation of the Acquisition Event or to provide for a cash out of the value of any outstanding options. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 1998 Plan subject, however, in the case of incentive stock options to any restrictions under the Code.

 Amendment or Termination

  No Award may be made under the 1998 Plan after February 19, 2008, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 1998 Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement.

Federal Income Tax Consequences

  The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 1998 Plan and with respect to the sale of Common Stock acquired under the 1998 Plan.

 Incentive Stock Options

  In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

  Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

  If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

  If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

 Nonstatutory Stock Options

  As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

  With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

 Restricted Stock Awards

  A participant will not recognize taxable income upon the grant of a restricted stock Award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a
Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a tax basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

  Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. The gain or loss will be a long-term gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the Award is granted if a Section 83(b) Election is made.

 Other Stock-Based Awards

  The tax consequences associated with any other stock-based Award granted under the 1998 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant's holding period and tax basis for the Award or underlying Common Stock.

 Tax Consequences to the Company

  The grant of an Award under the 1998 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1998 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1998 Plan, including in connection with a restricted stock Award or as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

                                 OTHER MATTERS

  The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

  All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses in connection with the distribution of proxy solicitation material.

Deadline for Submission of Stockholder Proposals

  Proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company at its principal office in Boston, Massachusetts not later than December 17, 1999 for inclusion in the proxy statement for that meeting.

                                          By order of the Board of Directors,

                                          Norman B. Asher, Clerk

October 29, 1999

  THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING, AND WE APPRECIATE YOUR COOPERATION.

                                     PROXY

                                  KEANE, INC.

                        SPECIAL MEETING OF STOCKHOLDERS

                               December 2, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned, revoking all prior proxies, hereby appoints John F. Keane, Brian T. Keane, John F. Keane, Jr. and Norman B. Asher, and each of them, with full power of substitution, as Proxies to represent and vote as designated hereon all shares of stock of Keane, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at a Special Meeting of Stockholders of the Company to be held on Thursday, December 2, 1999, at 4:30 p.m., Boston Time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts and at any adjournment thereof with respect to the matters set forth on the reverse side hereof.

                PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY
                   IN THE ENCLOSED POST-PAID RETURN ENVELOPE


--------------                                                    --------------
 SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
    SIDE                                                               SIDE
--------------                                                    --------------

[X] Please mark
    votes as in
    this example.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL SET FORTH BELOW.

                                                      FOR   AGAINST   ABSTAIN
VOTED: To approve an amendment to the Company's       [_]     [_]       [_]
       1998 Stock Incentive Plan increasing the number of shares of Common Stock which the Company is authorized to issue under the 1998 Stock Incentive Plan from 2,000,000 to 7,000,000.


       In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournmrnt thereof.


                              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [_]

                              Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should add their titles.

Signature:                Date:         Signature:                Date:
          ---------------      --------           ---------------      --------